Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2012 with respect to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011 of Ellie Mae, Inc. and subsidiaries, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/Grant Thornton LLP
San Francisco, California
January 25, 2013